UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2010

Rudolph Technologies, Inc.
(Exact name of registrant as specified in its charter)
DELAWARE	000-27965	22-3531208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Rudolph Road, P.O. Box 1000, Flanders, NJ 07836
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (973) 691-1300

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Material Compensatory Arrangements for Certain Officers

        On May 19, 2010, the Compensation Committee of the Board of Directors of Rudolph Technologies, Inc. approved a second amendment ("Amendment") to the Management Agreement dated July 24, 2000, as amended August 20, 2009 (the "Agreement") for Paul F. McLaughlin, Chairman and Chief Executive Officer.  The Amendment clarifies the provision in the Agreement regarding the payment of Mr. McLaughlin's last earned bonus to be provided in the event of Mr. McLaughlin's employment is terminated by the Company upon a Change in Control either without Good Cause or if he resigns from employment under such circumstances with Good Reason.  The Amendment was entered into to assure that amended terms are explicitly consistent with the terms and intent of the severance provision under the original July 24, 2000 Management Agreement.

Item 5.07 Submission of Matters to a Vote of Security Holders.

        On May 19, 2010, Rudolph Technologies, Inc. (the "Company") held its 2010 annual meeting of stockholders (the "Annual Meeting").  At the Annual Meeting, the Company's stockholder were asked to consider and vote upon two proposals that are described in detail in the Company's definitive proxy statement filed with the Securities and Exchange Commission in connection with the Annual Meeting.  With respect to the first proposal, the election of three directors nominated by the Board of Directors to serve as Class II Directors for a three-year term, the stockholders elected each of Messrs.  Daniel H. Berry, Thomas G. Greig, and Richard F. Spanier to serve as a Class II Director of the Company until the 2013 annual meeting of stockholders or until his successor has been duly elected and qualified.  With respect to the second proposal at the Annual Meeting, the stockholders ratified the selection by the Company's Audit Committee of  Ernst & Young LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2010.  The results of the voting on each of the proposals were as follows:

PROPOSAL 1: Election of Directors

Nominees	Votes For	Votes Against	Votes Abstained
Daniel H. Berry	23,381,608	1,053,713	2,400
Thomas G. Greig	24,111,212	324,109	2,400
Richard F. Spanier	17,608,276	6,827,045	2,400

PROPOSAL 2: Ratification of Appointment of Independent Registered Public Accounting Firm

	Votes For	Votes Against	Votes Abstained
	28,636,694	13,372	7,715

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Rudolph Technologies, Inc.

Date: May 20, 2010	By: /s/ Paul F. McLaughlin
Paul F. McLaughlin Chairman and Chief Executive Officer